UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 30, 2017

NORTHSTAR ELECTRONICS, INC.

 (Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

333-90031                             33-0803434

 (Commission File Number)      (IRS Employer Identification No.)

2020 General Booth Blvd, Unit 230,

Virginia Beach, VA, USA  23451

(Address of principal executive offices and zip Code)

(778) 838 3313

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.     Changes in Registrant's Certifying Accountants

 On March 30, 2017 the Board of Directors of Northstar Electronics, Inc. (the "Company") were notified of the resignation of Kappin Professional Corporation - Chartered Accountants, Toronto, Canada (Kappin) as the Company's independent accountants, effective immediately, and appointed the firm of DMCL to serve as independent public accountants of the Company.

 Kappin’s reports on the Company’s financial statements for the fiscal years ended December 31, 2011 thru 2014 and for 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified as to uncertainty, audit scope, or accounting principles but contained an emphasis paragraph as to a going concern.

During the Engagement Period, there were no disagreements between the Company and Kappin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Kappin’s satisfaction, would have caused Kappin to make reference to the subject matter of the disagreement in connection with its report for the Company.

The Company has provided Kappin with a copy of this Form 8-K and has requested Kappin to furnish it with a letter addressed to the Securities and Exchange Commission  (the “Commission”) stating whether Kappin agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of such letter from Kappin is attached hereto as Exhibit 16.1.

  During its fiscal years ended December 31, 2011 thru 2015 and in the subsequent interim periods prior to the resignation of Kappin, the Company did not consult with DMCL concerning (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements and no written or oral advice was provided by DMCL that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) of Regulation S-B.

Item 9.01. Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description
16.1	Letter of Kappin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR ELECTRONICS, INC.

By: /s/Wilson Russell

Wilson Russell

President and Chief Executive Officer

Dated: April 6, 2017